EXHIBIT 10.16
TEXAS
MICRO
                                VOLUME PURCHASE AGREEMENT

This agreement is made between Texas Microsystems, a corporation, hereinafter referred to as SELLER, and

Company    INDUSTRIAL DATA SYSTEMS
Address    600 CENTURY PLAZA DRIVE, BLDG. 140
City       HOUSTON                State  TX                  Zip  77073

Hereinafter referred to as BUYER, to be effective on the 22 day of JULY , 1996. It is understood by all parteis that this agreement shall be governed by the laws of the State of Texas. This agreement governs the purchase by BUYER of hardware and software products of Seller hereinafter referred to as PRODUCT.

DEFINITONS

ORDERING PERIOD - Period of time which commences on the dae of this agreement and terminates on the followin September 30th (not to exceed 12 calendar months); during which BUYER shall order PRODUCT under this agreement.

DELIVERY PERIOD - Period of time which commences on the date of this agreement and terminates on the following September 30th (not to exceed 12 calendar months); during which BUYER shall take delivery of PRODUCT ordered under this agreement.

TERMS AND CONDITIONS OF SALES
Except as modified in this agreement, Seller's Standard Terms and Conditions, hereto attached, will apply to all purchases.

VOLUME PURCHASE TERMS
VOLUME PRICING - BUYER shall submit, at the time of execution of this agreement, a Product Quantity Esimate listing the total quantities of each PRODUCT item to be ordered under this agreement. BUYER will receive pricing according to the schedules in the Seller's Domestic Quantity Discount Schedule, based upon Product Dollar Volume Estimate for PRODUCT. The estimated yearly dollar volume is $500,000.

MILESTONES - BUYER shall submit, at the time of execution of this agreement, a purchase order for at least 5% of the estimated yearly dollar volume listed above. Further ordering of PRODUCT item under this agreement shall proceed in accordance with the followin schedule.

           Months After            Cumulative Orders
        Date of Agreement          Dollar Requirement
               3                         10%
               6                         30%
               9                         60%
              12                         90%

If BUYER fails to meet a milestone, the discoutns previously granted will be recalculated based upon an annual quantity extrapolated from the the actual quantity purchased. If the commencement date of this agreement is less than 12 calendar months, the preceeding schedule shall be adhered to in order to meet volume.

BUYER
SELLER

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FORFEITURE OF VOLUME PRICING - Volume prices granted are subject to forfeiture on orders delayed by BUYER to a date more than 30 days beyond the original scheduled date or for which payment is not received by Deller within 45 days after shipment.

PURCHASE ORDERS - Purchase Orders for all PRODUCT items to be purchased under this agreement shall specify hardward and software model munbers, quanities, difinite delivery date(s) within the Delivery Period, and shall refer to this agreement by munber and date. Deliveries will be scheduled upon receipt of a telephone order form BUYER confirmed wihtin 10 days.

All purchase orders will be acceped n writing by Seller. WARRANTY PRODUCT items are covered by a one-year waranty from the date of shipment.

This warranty is contingent upon proper use of the PRODUCT and does not cover PRODUCT items that have been abused or modified without Seller's approval. Full conditions of the Seller's warranty are detailed in the attached Standard Terms and Conditions.

TERMINATION
Seller shall have the right to terminate this agreement 30 days after BUYER is notified in writing concerning any of the following events:

                  * BUYER neglects or fails to perform or observe any of its obligations to Seller under this agreement, including but not limited to the timely payment of nay sum due Seller.

                  * There is a change in ownership of the controlling interest of BUYER; or

                  * There is a reason to question BUYER'S financial condition.

BUYER may, at any time before the end of the Ordering Period, terminate this agreement by written notice given at least thirty (30) days in advance of the effective date. During the said period of not less than thirty (30) days, deliveries of all previously orderd units shall continue in accordance with the existing delivery schedule. Payment is due upon receipt of invoice.

GENERAL
This agrment wupersedes all prior agreements and understandings between the parties relating to quantity purchases of PRODUCT, and is intended by both parties to be the complete and exclusive statement of the terms of the agreement. No modifications, addition to, or waiver of the terms and conditions of this agreement shall be effective unless in writing and signed by both parties. No agent, employee, or represenative of Seller has any authority to bind Seller to any afirmation, representation, or warranty concernint the PRODUCT furnished under this agreement unless such affirmation, representation, or warranty concerning the PRODUCT is specifically included within this agreement or is stated in writing and signed by an officer of Seller.

In witness whereof, the parties hereeto have executed this agreement.

FOR BUYER:                                FOR TEXAS MICROSYSTEMS, INC.:
Signature /s/ WILLIAM A. COSKEY           Signature  /s/ RON GROEN

Printed      WILLIAM A. COSKEY            Printed      RON GROEN

Name         INDUSTRIAL DATA SYSTEMS      Name         TEXAS MICROSYSTEMS, INC.

Title           PRESIDENT                 Title           VICE PRESIDENT

Date           07/18/96                   Date             08/13/96

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